Exhibit 99.1

JINTAI MINING GROUP, INC.’S INITIAL PUBLIC OFFERING IS NOT COMPLETED

NEW YORK, August 16, 2011 – Jintai Mining Group, Inc. (the “Company”) announced today that it did not complete its initial public offering (“IPO”) pursuant to the Company’s Registration Statement which was declared effective by the Securities and Exchange Commission (“SEC”) on June 28, 2011.  No securities were sold and no proceeds were received by the Company.  The Company and Maxim Group, LLC (the “Underwriter”) are in discussions with a view towards methods for completing the Company's IPO.

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Company Contact:

Kuizhong Cai
Chairman of the Board of Directors
(86 778) 220-5911